THE MASSACHUSETTES HEALTH & EDUCATION TAX-EXEMPT FUND

FILE 811-7660

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
4/28/2006	Mass St. SFA	40,330,000	1,000,000	Lehman Brothers JP Morgan UBS Securities A.G. Edwards Banc of America First Albany Goldman Sachs Loop Capital Merrill Lynch Morgan Stanley Piper Jaffray